                                                                    Exhibit 10.5

           FOUR YEAR UNCONDITIONAL MINIMUM PAYMENT GUARANTY AGREEMENT
               FOR FOUR FISCAL YEAR PERIOD BEGINNING APRIL 1, 2001
                            AND ENDING MARCH 31, 2005


      THIS UNCONDITIONAL MINIMUM PAYMENT GUARANTY AGREEMENT covering the four Fiscal Years beginning April 1, 2001 and ending March 31, 2005 (the "Guaranty") is entered into as of March 31, 2001, by HARRAH'S ENTERTAINMENT, INC., a Delaware corporation, and HARRAH'S OPERATING COMPANY, INC., a Delaware corporation (each a "Guarantor" and collectively the "Guarantors") in favor of the STATE OF LOUISIANA by and through the LOUISIANA GAMING CONTROL BOARD (the "LGCB").

                                    RECITALS

      A. That certain Casino Operating Contract between Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company"), and the LGCB, dated as of October 30, 1998, as amended by the First Amendment effective as of October 19, 1999 and the Second Amendment ("COC Second Amendment") effective as of March 31, 2001 sets forth the conditions, covenants, obligations, requirements and terms pursuant to which the Company has the


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authority to conduct gaming operations at the Casino (collectively referred to as the "COC").

      B. As used in this Guaranty, all capitalized terms used herein but not defined herein shall be used herein as defined in the COC.

      C. The Company has caused this Guaranty to be provided to the LGCB for the four Fiscal Years beginning on April 1, 2001 and ending March 31, 2005, the first Fiscal Year beginning on April 1, 2001 and ending March 31, 2002, the second Fiscal Year beginning on April 1, 2002 and ending March 31, 2003,the third Fiscal Year beginning on April 1, 2003 and ending March 31, 2004 and the fourth Fiscal Year beginning on April 1, 2004 and ending March 31, 2004 (each a "Covered Fiscal Year" and collectively the "Four Covered Fiscal Years"), as required by the COC.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantors, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby solidarily make the following representations and warranties to the LGCB, and


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hereby solidarily covenant and agree for the benefit of the LGCB as follows:

      1.    OBLIGATIONS GUARANTEED AND METHOD OF DRAWING.

      1.1 The Guarantors hereby irrevocably, unconditionally, and in solido with each other and with the Company, guarantee for each of the Four Covered Fiscal Years:

            (a) the full, complete and timely payment and performance of all of the Minimum Payment obligations of the Company to the LGCB under and in accordance with the provisions of the COC; and

            (b) the full, complete and timely payment to the LGCB of all of the Daily Payments, Required Payments and Minimum Payment in accordance with the provisions of the COC.

      1.2 If there is any delay in timely paying to the LGCB any and/or all of the Daily Payments, Required Payments and/or Minimum Payment as and when required under the COC for each of the Four Covered Fiscal Years, the Guarantors shall also pay to the LGCB interest on such payments due at the Default Interest Rate (as


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provided in Section 6.7 of the COC) from the date each payment was due, until paid to the LGCB.

      1.3 In no event shall the aggregate total of Daily Payments, Required Payments and the Minimum Payment to the LGCB under this Guaranty for the Fiscal Year beginning on April 1, 2001 and ending March 31, 2002 exceed FIFTY MILLION DOLLARS ($50,000,000.00), plus, and in addition thereto, any interest and attorneys' fees applicable to the Guaranty Obligation provided for in the COC or in this Guaranty . Further, in no event shall the aggregate total of Daily Payments, Required Payments and the Minimum Payment to the LGCB under this Guaranty for the three Fiscal Years beginning on April 1, 2002, April 1, 2003 and April 1, 2004 exceed SIXTY MILLION DOLLARS ($60,000,000.00) for each of the three Fiscal Years, plus, and in addition thereto, any interest and attorneys' fees applicable to the Guaranty Obligation provided for in the COC or in this Guaranty.

      1.4 If the LGCB has not been timely paid any one or more of the required Daily Payments for any of the Four Covered Fiscal Years, then (a) the LGCB may make drawings under this Guaranty by providing written notice to the Guarantors that one or more of the required Daily Payments have not been timely paid and the principal


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amount of such Daily Payments then due (the "Notice of Drawing"), and (b) the
Guarantors shall pay to the LGCB all required but unpaid Daily Payments, plus interest at the Default Interest Rate, upon receipt of the Notice of Drawing. Guarantors shall make payment by wire or other electronic transfer as provided in the Notice of Drawing, on or before the time the Daily Payments are due under
Section 6.5 - "Daily Deposits" of the COC.

      1.5 The Guarantors shall not be obligated to make any Daily Payments due for any day which is twenty (20) days or more prior to the LGCB giving the Notice of Drawing; provided however, that any payments which are suspended pursuant to Section 6.3(a) of the COC shall not be due and payable until the period of the suspension has expired.

      1.6 Once a Minimum Payment Default has occurred and a Notice of Drawing has been provided to the Guarantors during any of the Four Covered Fiscal Years of this Guaranty, the Guarantors shall be obligated without any further notice by the LGCB to pay, and will pay, to the LGCB any required Daily Payments for the Fiscal Year in which the Minimum Payment Default has occurred on a daily basis for the remainder of the Fiscal Year (in which a Minimum Payment


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Default occurs) to the extent such Daily Payments have not been timely paid.

      1.7 In no event shall the Guarantors be liable to the LGCB under this Guaranty for any amount in excess of the difference between the Minimum Payment for each Covered Fiscal Year and the total of the Louisiana Gross Gaming Revenue Share Payments which have been paid to the LGCB for said Covered Fiscal Year or liable for any Daily Payments due for and in any Fiscal Year following the Four Covered Fiscal Years.

      1.8 All of the obligations undertaken hereinabove by the Guarantors in this Section 1 and any amounts which may be due under Section 6.2 are hereinafter collectively referred to as the "Guaranty Obligation."

      1.9 Notwithstanding the suspension, under the provisions of Section 6.3(a) of the COC, of the payment of any of the amounts included within the Guaranty Obligation, it is agreed that the Guaranty Obligation covers all payments which would have been due and payable during the Four Covered Fiscal Years except for the fact that such payments were suspended pursuant to Section 6.3(a) of the COC. Any such suspended payments shall be paid in the


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manner and within the time provided in the COC, together with Late Payment
Interest from the time the suspended payments become due under the COC, and the Guarantors guarantee the payment thereof, even after the expiration of the Four Covered Fiscal Years.

      2.    GUARANTORS' ADDITIONAL AGREEMENTS.

      2.1 The Guarantors, in solido with each other and the Company, agree to perform and comply with their Guaranty Obligation, whether or not the Company is liable therefor individually or jointly or in solido with others, and whether or not recovery against the Company is or may become barred by any statute of limitations or prescriptive or preemptive period or is or may become unenforceable or discharged, whether in whole or in part, for any reason other than payment thereof in full. The Guarantors agree that this Guaranty is a guaranty of payment and not of collection, and that their obligation under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

            (a) the absence of any action to enforce this Guaranty or any other document or the waiver or consent by the LGCB with respect to any of the provisions thereof;


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

            (b) any release or discharge of the other Guarantor, the Company or any other party of the Guaranty Obligation; or

            (c) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

      Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranty Obligation.

      2.2 Each Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the LGCB to proceed in respect of the Guaranty Obligation against the Company or any other party or against any security for the payment of the Guaranty Obligation before proceeding against, or as a condition to proceeding against, any Guarantor; and without limiting the above, each Guarantor waives all pleas of division and discussion. Each Guarantor agrees that any notice or directive given at any time to the LGCB which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the


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LGCB, and in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the LGCB has specifically agreed otherwise in writing.

      2.3 Each Guarantor acknowledges that it has received a copy of and is familiar with the COC, which to the extent of the Guaranty Obligation is incorporated herein by reference.

      2.4 Except as expressly provided for in this Guaranty, in no event shall the Guarantors, as a result of this Guaranty, incur, directly or indirectly, any obligation, contingent or otherwise, under the COC ("incur" meaning to create, incur, assume, guaranty or otherwise become liable for).

      3.    ALTERATION OF THE GUARANTY OBLIGATION.

      3.1 No exercise or non-exercise of any right hereby given to the LGCB, no dealing by the LGCB with the Guarantors or any other guarantor or any other person, and no change, impairment or release of all or any portion of the Company's COC obligations, or suspension of any right or remedy of the LGCB against any person, including without limitation the Company or any other such


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guarantor or other person, shall in any way affect any part of the Guaranty
Obligation or any security furnished by the Guarantors or give the Guarantors any recourse against the LGCB.

      3.2 This Guaranty is provided on the express condition that, should the LGCB and the Company amend or modify the COC so as to increase the Guaranty Obligation or adversely affect the Guarantors without the prior written agreement of the Guarantors, any such amendment or modification entered into without the prior written agreement of the Guarantors shall not increase the Guaranty Obligation or adversely affect the Guarantors.

      4.    WAIVER.

      4.1 The Guarantors, in solido with each other, represent, warrant and agree that, as of the date of this Guaranty, the Guaranty Obligation is not subject to any recoupment, counterclaims, offsets or defenses against the LGCB or the Company of any kind. The Guarantors further in solido with each other agree that the Guaranty Obligation shall not be subject to any recoupment, counterclaims, offsets or defenses against the LGCB or against the Company of any kind which may arise in the future. Each Guarantor hereby expressly waives and relinquishes all rights,


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

defenses and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights, defenses or remedies, including without limitation:

            (a) any right to require the LGCB to proceed against the Company or any other person or to proceed against or exhaust any security held by the LGCB at any time or to pursue any other remedy in the power of the LGCB before proceeding against either or both of the Guarantors, including but not limited to any defense of failure to join or non-joinder of the Company or any other person whatsoever in any litigation instituted by the LGCB against either or both of the Guarantors;

            (b) the defense of any statute of limitation, prescription and preemption in any action hereunder or in any action for the collection of any of the Guaranty Obligation;

            (c) any defense that may arise by reason of the discharge in bankruptcy, incapacity, lack of authority (subject to the provisions of section
13.11 of the Guaranty), death or disability of any other person (including the Company) or the failure of the LGCB to file or enforce a claim against the estate


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(in administration, bankruptcy or any other proceeding) of any other person
(including the Company);

            (d) diligence, demand, presentment, protest and notice of any kind other than notices expressly required in this Guaranty (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Company's obligations under the COC, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Company's obligations under the COC, notice of adverse change in the Company's financial condition or any other fact which might materially increase the risk to the Guarantors), including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Company, the LGCB, any endorser or creditor of the Company or either Guarantor or on the part of any other person under this or any other instrument in connection with any obligation or evidence of indebtedness held by the LGCB in connection with any of the obligations of the Company under the COC;

            (e) any defense based upon an election of remedies by the LGCB which destroys or otherwise impairs the subrogation rights


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of the Guarantors, the right of the Guarantors to proceed against the Company for reimbursement, or both, or any defense that the LGCB's claims against the Guarantors are barred or diminished or premature to the extent that the LGCB has or may have remedies available against the Company;

            (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

            (g) any duty on the part of the LGCB to disclose to the Guarantors any facts the LGCB may now or hereafter know about the Company, regardless of whether the LGCB has reason to believe that any such facts materially increase the risk beyond that which the Guarantors intend to assume, or has reason to believe that such facts are unknown to either Guarantor, or has a reasonable opportunity to communicate such facts to either Guarantor, since each Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of the Company and of all circumstances bearing on the risk of nonpayment of any of the obligations of the Company under the COC;


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            (h) waiver or estoppel or any alleged lack of reasonable or justifiable reliance on the part of the LGCB as to the Guarantors' representations;

            (i) lack, failure or insufficiency of consideration;

            (j) subject to the notice requirements of Sections 1.4 and 1.5 hereof, any alleged failure of the LGCB to mitigate injuries, losses or damages or any plea that the LGCB has any duty to mitigate injuries, losses, or damages prior to seeking recovery under this Guaranty; and

            (k) any defense that the LGCB's claims hereunder are or may be barred because any adequate remedy at law exists.

      4.2 Following any default by either Guarantor under this Guaranty, each Guarantor agrees to forbear from exercise of any rights of subrogation, indemnity, or contribution against each other, the Company or any other person who may be liable for satisfaction of the Guaranty Obligation until the Guaranty Obligation has been fully satisfied as to the LGCB.

      5.    BANKRUPTCY.


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      5.1   In the event of the commencement of a bankruptcy case by or against any Guarantor, each Guarantor agrees to waive the automatic stay under the Bankruptcy Code and further agrees to the entry of an immediate order from the Bankruptcy Court, on the LGCB's ex parte motion granting to the LGCB a modification of the automatic stay (and/or recognition that the automatic stay is not applicable) allowing it to fully enforce the provisions of this Guaranty, the Guarantors hereby agreeing that in such case, "cause," as defined by the Bankruptcy Code, would exist for the immediate entry by the Bankruptcy Court of such an order modifying the automatic stay.

      5.2 The Guaranty Obligation shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of the Company, or by any defense which the Company may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

      5.3 This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company or any Guarantor for liquidation or reorganization, should the Company or any Guarantor become insolvent or make an


                                      -15-
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assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's or any Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment of the Guaranty Obligation, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by the LGCB, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranty Obligation shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      6.    INTEREST, COSTS AND ATTORNEYS' FEES.

      6.1 If the Guarantors fail to timely pay all or any portion of the Guaranty Obligation in accordance with the provisions of Section 1 of this Guaranty, such amount shall bear interest as provided in Section 1.2 of this Guaranty.

      6.2 If the LGCB refers this Guaranty to an attorney to enforce, construe, or defend any provision hereof, or as a


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

consequence of any default hereunder by the Guarantors in connection with:

            (a) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the LGCB, the Company, the Guarantors or any other person) in any way relating to the enforcement of rights or remedies under this Guaranty;

            (b) any attempt to enforce any rights of the LGCB hereunder against the Guarantors or any other person; or

            (c) any attempt to defend any provision hereof;


then, and in any such event, the attorneys' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described herein shall be payable, on demand, by the Guarantors to the LGCB or the Guarantors shall cause the Company to make such payment, and if not so paid, shall be a part of the Guaranty Obligation. The reference to "attorneys' fees" in this
Section 6.2 and in all other places in this Guaranty shall also include, without limitation, such


                                      -17-
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reasonable amounts as may then be charged for legal services furnished by attorneys retained or employed by the State or the LGCB. Such attorneys' fees, costs and expenses shall include, without limitation, those incurred in connection with any bankruptcy, reorganization, insolvency, receivership, liquidation, arrangement, lawsuits in state or federal court, or other similar proceedings involving either Guarantor which in any way affect the exercise by the LGCB of its rights and remedies hereunder.

      7.    CUMULATIVE RIGHTS.

      All rights, powers and remedies of the LGCB hereunder and under any other written agreement now or at any time hereafter in force between the LGCB and the Guarantors, including without limitation any other guaranty executed by either Guarantor relating to any indebtedness of the Company, shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to the LGCB by law and shall not be deemed in any way to extinguish or diminish the LGCB's rights and remedies. This Guaranty is in addition to and independent of the guaranty of any guarantor of any other obligations of the Company under the COC or other indebtedness of the Company.

      8.    APPLICATION OF PAYMENTS AND RECOVERIES.

      After a Minimum Payment Default has occurred, as to any payments received directly from a Guarantor, the LGCB shall apply such payments to amounts due under the Guaranty Obligation. Daily Payments, Required Payments or Minimum Payments paid by the Company during any of the Four Covered Fiscal Years shall be applied to the Minimum Payment for the Fiscal Year in which it is due during any of the Four Covered Fiscal Years. Any other payments or recoveries received by the LGCB after a Minimum Payment Default shall be applied, as directed by the LGCB at its sole option, (a) first, to amounts due for any Additional Charges, and (b) second, to any Daily Payments, Required Payments, or Minimum Payment due for any prior Fiscal Year other than the Fiscal Year in which the Minimum Payment Default has occurred (collectively, the "Other Fiscal Year Payments"). Only when such Additional Charges and all Other Fiscal Year Payments are paid current will any payments or recoveries be applied to the Guaranty Obligation under this Guaranty Agreement.

      9.    INDEPENDENT OBLIGATIONS.


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

      The Guaranty obligation is independent of the obligations of the Company under the COC, and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against either Guarantor, whether or not the Company is joined therein or a separate action or actions are brought against the Company. The LGCB's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions unless and until all Guaranty Obligations have been satisfied and fully performed.

      10.   FINANCIAL STATEMENTS.

      The Guarantors hereby represent and warranty that the information pertaining to the Guarantors set forth in their most recent filings with the Securities and Exchange Commission is true and correct in all material respects, and fairly presents the financial condition of the Guarantors as of the respective dates indicated therein and for the periods covered thereby, and that no material adverse change has occurred in the financial condition or prospects of the Guarantors since the date of the latest information provided therein.

      11.   NOTICES.


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      Whenever the Guarantors or the LGCB shall desire to give or serve any notice, demand, request or other communication with respect to this Guaranty, each such notice shall be in writing and shall be effective only if the same is delivered by personal service, overnight courier service, or mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:

            (a)   if to either Guarantor
                        (or both Guarantors):

                        HET and Harrah's Operating
                        c/o Harrah's Entertainment, Inc.
                        5100 West Sahara Ave.
                        Las Vegas, Nevada 89146
                        Attention:  General Counsel

            (b)   if to the LGCB, as provided in the COC;

or at such other address as shall have been furnished in writing by any person described above to the party required to give notice hereunder. Any such notice shall be deemed to have been received upon delivery. Any of the Guarantors or the LGCB may change its address by giving the others written notice of the new address as herein provided.

      12.   SUCCESSORS AND ASSIGNS.

      This Guaranty shall inure to the benefit of the LGCB, its successors and assigns, and shall bind the successors and assigns of each Guarantor. Neither Guarantor may assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the LGCB.

      13.   MISCELLANEOUS PROVISIONS.

      13.1 This Guaranty shall be governed, interpreted and enforced in accordance with Louisiana law.

      Each Guarantor hereby submits to the jurisdiction of the State and the courts thereof and to the jurisdiction of the Nineteenth Judicial District Court in and for East Baton Rouge Parish ("19th JDC") for purposes of any suit, action or other proceeding arising out of or relating to this Guaranty and agrees not to assert by way of motion as a defense or otherwise that such suit, action or other proceeding is brought in an inconvenient forum or that the venue of such suit, action or other proceeding is improper or that the subject matter thereof may not be enforced in or by such court or assert that any suit or action filed in the 19th JDC may be removed to the Federal Court, and each Guarantor agrees that the 19th JDC shall have the exclusive jurisdiction for purposes of any suit, action or other proceeding brought by either of them relating to or arising out of this Guaranty.

      If at any time during the Term, either Guarantor is not a resident of the State and has not formally designated or does not continuously maintain an agent for service of process in Louisiana or has not notified LGCB of the full name and current street address in Louisiana of such agent for service of process, such Guarantor hereby designates the Secretary of State of Louisiana as its agent for service of process in any suit, action or proceeding involving the LGCB or the State or arising out of or relating to this Guaranty, and such service shall be made as provided by Louisiana law for service on an insurance company through the Secretary of State.

      13.2 This Guaranty shall constitute the entire agreement of the Guarantors with the LGCB with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon the LGCB or the Guarantors unless expressed herein.

      13.3 Should any term, covenant, condition or provision of this Guaranty be determined to be illegal or unenforceable, it is the intent of the parties that all other terms, covenants, conditions and provisions hereof shall nevertheless remain in full force and effect.

      13.4  Time is of the essence to this Guaranty and each of its provisions.

      13.5 When the context and construction so require, all words used in the singular herein shall be deemed to include the plural, the masculine shall include the feminine and neuter, and vice versa.

      13.6 The word "person" as used herein shall include any individual, company, firm, association, partnership, limited liability company, joint venture, corporation, trust or other legal entity of any kind whatsoever.

      13.7 No provision of this Guaranty or right granted to the LGCB hereunder can be waived in whole or in part, nor can either Guarantor be released from the Guaranty Obligation, except by an express and specific writing to that effect duly executed by an authorized officer of the LGCB. No provision of this Guaranty may be amended without the prior written consent of the Guarantors and the LGCB and the consent of any additional beneficiaries hereof, if any, shall not be required.

      13.8 The LGCB need not inquire into the power of the Guarantors or the authority of their officers, shareholders or agents acting or purporting to act on their behalf.

      13.9 The headings of this Guaranty are inserted for convenience only and shall have no effect upon the construction or interpretation thereof.

      13.10 All of the representations, warranties, agreements, obligations and covenants of each Guarantor are in solido with the other Guarantor. This Guaranty shall be for the sole benefit of the State of Louisiana acting by and through the LGCB, its successors and assigns. The provisions of this Guaranty shall not inure to the benefit of any other person, including, without limitation, the Company.

      13.11 Notwithstanding any provision of this Guaranty to the contrary, if, subsequent to the execution and effectiveness of the Guaranty, the COC or the COC Second Amendment are declared by a final, definitive and nonappealable judgment1 of a Louisiana state court of competent jurisdiction as being in violation of Louisiana law and therefore null, void and/or unenforceable and/or that the Gaming Board lacked legal authority to enter into the Second Amendment (a "Definitive Judgment"), and (i) such Definitive Judgment terminates all rights of the Company to operate the Casino, (ii) pursuant to such Definitive Judgment the Casino is closed and Gaming activities cease, and (iii) the Guarantors and all of their direct and indirect subsidiaries and all of their affiliates controlled by the Guarantors waive and renounce any claims against the State and the LGCB related to the COC and/or the COC Second Amendment and/or this Guaranty, in form and substance subject to the approval of the LGCB, which approval will not be unreasonably withheld, then, except as provided below, this


----------
(1) A final, definitive and nonappealable judgment is a judgment in which all appeal rights and all other rights of review, by the same or any other court of competent jurisdiction, have expired and terminated.

Guaranty shall thereupon, without further action, be deemed terminated and not enforceable against the Minimum Payment Guarantors and such Minimum Payment Guarantors hereunder shall have no further liability hereunder.

      It is further acknowledged that if there is a judgment by a Louisiana state court of competent jurisdiction which is not yet a final, definitive and nonappealable judgment which declares the COC and/or the COC Second Amendment to be null and void and therefore unenforceable as being in violation of Louisiana law and/or that the Gaming Board had no legal authority to enter into the Second Amendment (an "Interim Judgment"), and (i) such Interim Judgment terminates all rights of the Company to operate the Casino and (ii) pursuant to said Interim Judgment the Casino is closed and Gaming activities cease, then the Minimum Payment Guarantors' obligations hereunder will be suspended, unless and until
(1) said Interim Judgment is reversed or otherwise modified to again authorize the Company to operate the Casino and resume Gaming activities (an "Authorizing Judgment"); and (2) the Casino has a reasonable period of time to reopen the Casino, but in no event will the period of suspension exceed 180 days afer the Authorizing Judgment is rendered, unless such period needs to be extended for pre-opening regulatory matters. It is further agreed that any obligations which are suspended as provided above, will also be excused for the suspension period and will not be due or payable under this Guaranty.

      It is expressly agreed that the release of the Minimum Payment Guarantors and/or the suspension of the Minimum Payment Guarantors obligations provided in this Section 13.11 shall be applicable only if the Definitive Judgment and/or Interim Judgment, as applicable, was rendered in (1) litigation which was not instituted, fomented, assisted or encouraged by any one or more of the Company, JCC Holding, HET, Harrah's Operating and/or the Casino Manager, or any of their respective successors or any of their respective affiliates (collectively the "Jazz Group") and (2) litigation in which the Company actively and in good faith opposes the claims of the plaintiff(s) and actively and in good faith attempts to uphold the validity and enforceability of the COC and the COC Second Amendment. It is further expressly agreed that the release of the Minimum Payment Guarantors shall not release or excuse any obligations for Daily Payments which were not suspended as provided in this section 13.11 that were due or payable, but not paid, as of the effective date of the termination of this Guaranty.

      13.12 The effectiveness and enforceability of this Guaranty is conditional upon and subject to the fulfillment and satisfaction by March 31, 2001 of each of the suspensive conditions set forth in Paragraph IV of the Second Amendment.

      IN WITNESS HEREOF, the undersigned have executed this Guaranty as of the _____ day of March, 2001.

                                    GUARANTORS:

                                    HARRAH'S ENTERTAINMENT, INC.


                                    By:________________________________
                                          Duly Authorized Officer

                                    HARRAH'S OPERATING COMPANY, INC.


                                    By:________________________________
                                          Duly Authorized Officer


Approved and consented to:
JAZZ CASINO COMPANY, L.L.C.


By:_________________________________
      Duly Authorized Officer

Approved and consented to:
JCC HOLDING COMPANY


By:_________________________________
      Duly Authorized Officer

Accepted and agreed to:

LOUISIANA GAMING CONTROL BOARD


By:_________________________________

Name:_______________________________

Title:______________________________


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